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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Form S-8 (Nos. 33-32565, 33-43788, 33-48610 and 33-53802 of Plains Resources Inc. of our report dated February 22, 1996, appearing on page F2 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Houston, Texas
February 29, 1996